Exhibit 99.1

For Release: May 3, 7:30 a.m. EDT

GM Reports First Quarter Net Income of $1.0 Billion
and EBIT-adjusted of $2.2 billion

Net income of $0.60 per share after net loss from special items of $0.33 per share

DETROIT - General Motors Co. (NYSE: GM) today announced first quarter net income attributable to common stockholders of $1.0 billion, or $0.60 per fully-diluted share. These results include a net loss from special items related to goodwill impairment that reduced net income by $0.6 billion, or $0.33 per fully-diluted share.

In the first quarter of 2011, GM's net income attributable to common stockholders was $3.2 billion, or $1.77 per fully-diluted share, including a net gain from special items of $1.5 billion or $0.82 per share.

Net revenue in the first quarter of 2012 was $37.8 billion, an increase of $1.6 billion compared with the first quarter of 2011. Earnings before interest and tax (EBIT) adjusted was $2.2 billion, an increase of $0.2 billion compared with the first quarter of 2011.

“The U.S. economic recovery, record demand for GM vehicles in China and the global growth of the Chevrolet brand helped deliver solid earnings for General Motors,” said Dan Akerson, chairman and CEO. “New products are starting to make a difference in South America but Europe remains a work in progress. We'll continue to work on both revenue and cost opportunities until we have brought GM to competitive levels of profitability.”

GM Results Overview (in billions except for per share amounts)

	Q1 2012	Q1 2011
Revenue	$37.8	$36.2
Net income attributable to common stockholders	$1.0	$3.2
Earnings per share (EPS) fully diluted	$0.60	$1.77
Impact of special items on EPS fully diluted	$(0.33)	$0.82

EBIT-adjusted	$2.2	$2.0

Automotive net cash flow from operating activities	$2.3	$(0.6)
Automotive free cash flow	$0.3	$(1.9)

Segment Results

•	GM North America (GMNA) reported EBIT-adjusted of $1.7 billion, including restructuring costs of $0.1 billion, an improvement of $0.4 billion compared with the first quarter of 2011.

•	GM Europe (GME) reported an EBIT-adjusted loss of $0.3 billion compared with break-even results in the first quarter of 2011.

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•	GM International Operations (GMIO) reported EBIT-adjusted of $0.5 billion, compared with $0.6 billion in the first quarter of 2011.

•	GM South America's (GMSA) EBIT-adjusted of $0.1 billion was flat compared with the first quarter of 2011.

•	GM Financial earnings before tax was $0.2 billion for the quarter, a $0.1 billion increase from the prior year.

Cash Flow and Liquidity
For the quarter, automotive cash flow from operating activities was $2.3 billion and automotive free cash flow was $0.3 billion. GM ended the quarter with very strong total automotive liquidity of $37.3 billion. Automotive cash and marketable securities was $31.5 billion compared with $31.6 billion at the end of the fourth quarter of 2011.

2012 GMNA Outlook
With the strengthening U.S. economy helping release pent-up demand, GM now expects that full-year 2012 U.S. light vehicle sales will be in the 14.0 million - 14.5 million range. Previously, the company expected sales to fall between 13.5 million - 14.0 million units.

Based upon the company's current outlook, GMNA's results for the second and third quarters of 2012 are expected to be comparable to the first quarter of 2012 due to the scheduled downtime at factories that produce full-size trucks.

“We are aggressively eliminating complexity to reduce our costs, and at that same time, we are preparing for more than 20 major vehicle launches around the world in 2012 to drive revenue this year and farther into the future,” said Dan Ammann, senior vice president and CFO.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM's brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Isuzu, Daewoo, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

Contacts:
Jim Cain	Randy Arickx
Cell 313-407-2843	Cell 313-268-7070
james.cain@gm.com	randy.c.arickx@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

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Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests, and Automotive free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to common stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended March 31,
	2012	2011
Operating segments
GMNA(a)	$1,691	$1,253
GME(a)	(256)	5
GMIO(a)	529	586
GMSA(a)	83	90
GM Financial(b)	181	130
Total operating segments(b)	2,228	2,064
Corporate and eliminations	(46)	(22)
EBIT-adjusted(b)	2,182	2,042
Special items	(612)	1,483
Interest income	89	127
Automotive interest expense	110	149
Loss on extinguishment of debt	18	—
Income tax expense	216	137
Net income attributable to stockholders	$1,315	$3,366
__________

(a)
GM's automotive operations interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Net income attributable to stockholders.

(b)	GM Financial amounts represent income before income taxes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following summarizes the special items:

In the three months ended March 31, 2012 special items included the following:

•	Goodwill impairment charges of $590 million in GME and $22 million in GMIO.

In the three months ended March 31, 2011 special items included the following:

•	Gain of $1.6 billion in GMNA related to the sale of GM's Class A Membership Interests in Delphi Automotive LLP;

•	Gain of $339 million in Corporate related to the sale of 100% of the Ally Financial, Inc. preferred stock;

•	Goodwill impairment charges of $395 million in GME; and

•	Charges of $106 million in GMIO related to GM's India joint venture.

The following table summarizes the reconciliation of Automotive free cash flow to Automotive net cash provided by (used in) operating activities (dollars in millions):

	Three Months Ended March 31,
	2012	2011
Automotive free cash flow	$282	$(1,918)
Capital expenditures	1,990	1,322
Automotive net cash provided by (used in) operating activities	$2,272	$(596)

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2012
Total net sales and revenue	$24,176	$5,513	$6,060	$3,939	$15	$(2,375)	$37,328	$431	$—	$37,759

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$888	$280	$129	$118	$12	$—	$1,427	$43	$(2)	$1,468

Equity income, net of tax	$2	$—	$421	$—	$—	$—	$423	$—	$—	$423

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended March 31, 2011
Total net sales and revenue(a)	$22,110	$6,870	$5,208	$3,896	$16	$(2,201)	$35,899	$295	$—	$36,194

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$977	$340	$116	$116	$13	$—	$1,562	$14	$—	$1,576

Equity income, net of tax and gain on disposal of investments	$1,729	$—	$415	$—	$—	$—	$2,144	$—	$—	$2,144

__________

(a)	Presentation of intersegment sales has been adjusted to conform to the current presentation.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	March 31, 2012	December 31, 2011
Worldwide Employment (thousands)
GMNA	100	98
GME	39	39
GMIO	35	34
GMSA	32	33
GM Financial	3	3
Total Worldwide	209	207

U.S. - Salaried	29	29
U.S. - Hourly	50	48

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Production Volume (units in thousands)(a)
GMNA - Cars	321	284
GMNA - Trucks	541	502
Total GMNA	862	786
GME	292	344
GMIO - Consolidated Entities	275	257
GMIO - Joint Ventures(b)	792	709
Total GMIO	1,067	966
GMSA	203	231
Total Worldwide	2,424	2,327
__________

(a)	Production volume includes vehicles produced by certain joint ventures.

(b)	The joint venture agreements with SGMW and FAW-GM allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture production in China.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Vehicle Sales (units in thousands)(a)(b)(c)
United States
Chevrolet - Cars	217	181
Chevrolet - Trucks	151	144
Chevrolet - Crossovers	80	91
Cadillac	31	41
Buick	37	45
GMC	92	91
Total United States	608	593
Canada, Mexico and Other	95	92
Total GMNA	703	684
GME
Opel/Vauxhall	275	321
Chevrolet	122	112
Other	1	1
Total GME	398	434
GMIO
Chevrolet	288	259
Wuling	355	337
Buick	181	166
GM Daewoo	—	15
Holden	31	32
GMC	11	7
Cadillac	9	8
Other	53	29
Total GMIO(d)	928	852
GMSA
Chevrolet	248	245
Other	1	3
Total GMSA	249	248
Total Worldwide	2,278	2,218
__________

(a)
GMNA vehicle sales primarily represent sales to the end customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

(b)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.

(c)	Vehicle sales data may include rounding differences.

(d)	Includes the following joint venture sales:

	Three Months Ended March 31,
	2012	2011
Joint venture sales in China
SGM	337	310
SGMW and FAW-GM	407	376
Joint venture sales in India
HKJV	28	29

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Market Share(a)(b)
United States - Cars	14.3%	15.5%
United States - Trucks	22.8%	24.8%
United States - Crossovers	17.3%	19.8%
Total United States	17.2%	19.0%
Total GMNA	16.7%	18.3%
Total GME	8.2%	8.4%
Total GMIO(c)	9.4%	9.3%
Total GMSA	18.4%	18.8%
Total Worldwide	11.3%	11.4%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	33.4%	28.6%
% Fleet Sales - Trucks	25.0%	21.1%
% Fleet Sales - Crossovers	17.2%	19.7%
Total Vehicles	26.7%	23.6%

GMNA Capacity Utilization(d)	103.0%	97.3%
__________

(a)	Market share information is based on vehicle sales volume.

(b)
GMNA vehicle sales primarily represent sales to the end customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

(c)	Includes the following joint venture sales:

	Three Months Ended March 31,
	2012	2011
Joint venture sales in China
SGM	337	310
SGMW and FAW-GM	407	376
Joint venture sales in India
HKJV	28	29

(d)	Two shift rated, annualized.

General Motors Company and Subsidiaries
Condensed Consolidated Income Statements
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net sales and revenue
Automotive sales and revenue	$37,328	$35,899
GM Financial revenue	431	295
Total net sales and revenue	37,759	36,194
Costs and expenses
Automotive cost of sales	32,910	31,685
GM Financial operating and other expenses	248	165
Automotive selling, general and administrative expense	2,973	2,994
Other automotive expenses, net	15	6
Goodwill impairment charges	617	395
Total costs and expenses	36,763	35,245
Operating income	996	949
Automotive interest expense	110	149
Interest income and other non-operating income, net	275	604
Loss on extinguishment of debt	18	—
Income before income taxes and equity income	1,143	1,404
Income tax expense	216	137
Equity income, net of tax and gain on disposal of investments	423	2,144
Net income	1,350	3,411
Net income attributable to noncontrolling interests	(35)	(45)
Net income attributable to stockholders	$1,315	$3,366
Net income attributable to common stockholders	$1,004	$3,151

Earnings per share
Basic
Basic earnings per common share	$0.64	$2.09
Weighted-average common shares outstanding	1,572	1,504
Diluted
Diluted earnings per common share	$0.60	$1.77
Weighted-average common shares outstanding	1,692	1,817

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three months ended March 31, 2012 GM was required to use the two-class method for calculating earnings per share as the applicable market value of its common stock was below $33.00 per common share in the period ended March 31, 2012.

The following table summarizes basic and diluted earnings per share for three months ended March 31, 2012 and 2011 (in millions, except per share amounts):

	Three Months Ended March 31,
	2012	2011
Basic earnings per share
Net income attributable to stockholders(a)	$1,315	$3,366
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(b)	(311)	(215)
Net income attributable to common stockholders	$1,004	$3,151
Weighted-average common shares outstanding - basic	1,572	1,504
Basic earnings per share	$0.64	$2.09
Diluted earnings per share
Net income attributable to stockholders(a)	$1,315	$3,366
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(c)	(305)	(215)
Add: preferred dividends to holders of Series B Preferred Stock	—	59
Net income attributable to common stockholders	$1,010	$3,210
Weighted-average shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,572	1,504
Dilutive effect of warrants	116	162
Dilutive effect of conversion of Series B Preferred Stock	—	148
Dilutive effect of restricted stock units	4	3
Weighted-average common shares outstanding - diluted	1,692	1,817
Diluted earnings per share	$0.60	$1.77
__________

(a)	Includes earned but undeclared dividends of $26 million on GM's Series A Preferred Stock and $20 million on GM's Series B Preferred Stock in the three months ended March 31, 2012 and 2011.

(b)
Includes cumulative dividends on preferred stock of $215 million and earnings of $96 million that have been allocated to the Series B Preferred Stock holders in the three months ended March 31, 2012 and cumulative dividends on preferred stock of $215 million in the three months ended March 31, 2011.

(c)
Includes cumulative dividends on preferred stock of $215 million and earnings of $90 million that have been allocated to the Series B Preferred Stock holders in the three months ended March 31, 2012 and cumulative dividends on preferred stock of $215 million in the three months ended March 31, 2011.

General Motors Company and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$17,378	$16,071
Marketable securities	14,686	16,148
Restricted cash and marketable securities	924	1,005
Accounts and notes receivable (net of allowance of $390 and $331)	12,485	9,964
GM Financial finance receivables, net (including gross finance receivables transferred to SPEs of $3,357 and $3,295)	3,314	3,251
Inventories	15,844	14,324
Equipment on operating leases, net	2,600	2,464
Other current assets and deferred income taxes	1,985	1,696
Total current assets	69,216	64,923
Non-current Assets
Restricted cash and marketable securities	1,151	1,228
GM Financial finance receivables, net (including gross finance receivables transferred to SPEs of $5,742 and $5,773)	6,162	5,911
Equity in net assets of nonconsolidated affiliates	6,793	6,790
Property, net	24,275	23,005
Goodwill	28,433	29,019
Intangible assets, net	9,687	10,014
GM Financial equipment on operating leases, net (including assets transferred to SPEs of $373 and $274)	1,066	785
Other assets and deferred income taxes	3,411	2,928
Total non-current assets	80,978	79,680
Total Assets	$150,194	$144,603
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$27,576	$24,551
Short-term debt and current portion of long-term debt
Automotive (including certain debt at GM Korea of $116 and $171)	1,557	1,682
GM Financial	3,793	4,118
Accrued liabilities (including derivative liabilities at GM Korea of $26 and $44)	23,651	22,875
Total current liabilities	56,577	53,226
Non-current Liabilities
Long-term debt
Automotive	3,828	3,613
GM Financial	5,046	4,420
Postretirement benefits other than pensions	6,832	6,836
Pensions	25,017	25,075
Other liabilities and deferred income taxes	12,754	12,442
Total non-current liabilities	53,477	52,386
Total Liabilities	110,054	105,612
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 2,000,000,000 shares authorized:
Series A (276,101,695 shares issued and outstanding (each with a $25.00 liquidation preference) at March 31, 2012 and December 31, 2011)	5,536	5,536
Series B (100,000,000 shares issued and outstanding (each with a $50.00 liquidation preference) at March 31, 2012 and December 31, 2011)	4,855	4,855
Common stock, $0.01 par value (5,000,000,000 shares authorized and 1,565,842,758 shares and 1,564,727,289 shares issued and outstanding at March 31, 2012 and December 31, 2011)	16	16
Capital surplus (principally additional paid-in capital)	26,334	26,391
Retained earnings	8,283	7,183
Accumulated other comprehensive loss	(5,768)	(5,861)
Total stockholders’ equity	39,256	38,120
Noncontrolling interests	884	871
Total Equity	40,140	38,991
Total Liabilities and Equity	$150,194	$144,603